UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

YELP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor

San Francisco, CA 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On January 17, 2014, Keith Rabois notified Yelp Inc. (the “Company”) of his decision to resign as a member of the Board of Directors of the Company (the “Board”), effective immediately. At the time of Mr. Rabois’s resignation, he was an independent director and chair of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). Mr. Rabois indicated that his decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

On January 21, 2014, upon the recommendation of the Nominating Committee, the Board elected Mariam Naficy to fill the vacancy created by Mr. Rabois’s resignation. Ms. Naficy will serve as a Class II director on the Board until the Company’s 2014 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

As a non-employee director who is not affiliated with an institutional investor or venture investor of the Company, Ms. Naficy will be entitled to receive:

(1)	cash compensation of $20,000 per year for her service as a Board member;

(2)	additional compensation for service as a member of any committee of the Board in accordance with the Company’s non-employee director compensation policy, in the event the Board appoints Ms. Naficy to any committee;

(3)	an option to purchase 10,000 shares of the Company’s Class A common stock every other year on the date of the Company’s annual meeting of stockholders; and

(4)	reimbursement for her reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

In addition, in connection with her appointment, the Board granted Ms. Naficy a stock option to purchase 12,500 shares of Class A common stock pursuant to the Company’s 2012 Equity Incentive Plan, as amended (the “Initial Option”). The Initial Option will vest over four years, with 25% vesting on the one-year anniversary of the grant date, and the remainder vesting on a monthly basis thereafter. The exercise price of this Initial Option shall be equal to the fair market value of the Company’s Class A common stock on the grant date.

The Company also entered into a standard form of indemnification agreement with Ms. Naficy (the “Indemnification Agreement”) in connection with her election to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Ms. Naficy, under the circumstances and to the extent provided for therein, for certain expenses she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by reference to the Company’s standard form of indemnification agreement, previously filed as Exhibit 10.6 to its Registration Statement on Form S-1 (No. 333-178030), as amended, on February 3, 2012.

There are no arrangements or understandings between Ms. Naficy and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Naficy and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Naficy and the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Form of Indemnification Agreement.

99.1	Press Release, dated January 23, 2014, entitled “Yelp Announces Appointment of Mariam Naficy to Board of Directors and Resignation of Keith Rabois.”

*	Previously filed on February 3, 2012, as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-178030), as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2014	YELP INC.

	By:	/s/ Rob Krolik
Rob Krolik
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1*	Form of Indemnification Agreement.

99.1	Press Release, dated January 23, 2014, entitled “Yelp Announces Appointment of Mariam Naficy to Board of Directors and Resignation of Keith Rabois.”

*	Previously filed on February 3, 2012, as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-178030), as amended.